Exhibit 99.1

Veeco (Nasdaq: VECO) January 27, 2021 Veeco Revenue by End - Market Update

January 2021 End - Markets Update | Copyright © 2021 Veeco Instruments Inc. All Rights Reserved. 2 End - Market Update New end - market presentation aligns with Veeco’s strategic focus Front - End Semiconductor Scientific & Industrial (Includes Data Storage) LED Lighting, Display & Compound Semiconductor Advanced Packaging, MEMS & RF Filters Semiconductor (Includes Front End Semiconductor, EUV Mask Blank and Advanced Packaging markets) Scientific & Other (Includes research institutions, governments, universities and other applications) Compound Semiconductor (Includes Photonics*, Power Electronics and RF Filter & Device markets) Data Storage (Includes equipment for thin film magnetic head market) New End - Markets Former End - Markets *Note: Photonics includes specialty, mini and MicroLEDs , VCSELs, Laser Diodes

January 2021 End - Markets Update | Copyright © 2021 Veeco Instruments Inc. All Rights Reserved. Historical Revenue by End - Market (Former and New) 3 Amounts may not calculate precisely due to rounding. Former End - Markets New End - Markets $M Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Front-End Semiconductor 9.4 18.2 13.5 21.5 62.6 22.6 24.5 33.6 39.4 120.1 31.4 17.8 20.8 LED Lighting, Display & Compound Semi 89.9 87.8 58.9 13.4 250.0 13.6 9.7 24.0 25.5 72.8 15.4 16.0 20.1 Advanced Packaging, MEMS & RF Filters 27.2 24.8 24.6 14.3 90.8 23.1 16.4 11.4 16.0 66.9 8.6 21.5 18.7 Scientific & Industrial 32.0 27.1 29.9 49.8 138.7 40.1 47.2 40.0 32.3 159.5 49.1 43.4 52.5 Grand Total 158.6 157.8 126.8 99.0 542.1 99.4 97.8 109.0 113.2 419.3 104.5 98.6 112.1 20202018 2019 $M Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Semiconductor 31.7 39.1 33.4 33.7 137.8 44.6 37.8 41.8 51.3 175.6 37.4 37.5 33.6 Compound Semi 91.2 91.4 63.2 14.5 260.3 15.0 16.4 26.3 28.1 85.9 18.4 17.7 26.6 Data Storage 12.4 10.0 10.9 35.8 69.1 19.6 22.7 24.1 17.6 84.1 38.9 28.3 36.9 Scientific & Other 23.3 17.2 19.3 15.0 74.8 20.2 20.8 16.6 16.2 73.8 9.8 15.1 15.0 Grand Total 158.6 157.8 126.8 99.0 542.1 99.4 97.8 109.0 113.2 419.3 104.5 98.6 112.1 20202018 2019